UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   July 6, 2007 (July 5, 2007)

HOME SYSTEM GROUP
(Exact name of registrant as specified in its charter)

Nevada	000-49770	43-1954776
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 5A, Zuanshi Ge, Fuqiang Yi Tian Ming Yuan,
Fu Tian Qu, Shenzhen City
People's Republic of China, 518000
(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code:	086-755 -83570142

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on June 26, 2007, Home System Group (the "Company"), its wholly-owned subsidiary Holy (HK) Limited ("HHK") and HHK’s wholly-owned subsidiary Oceanic Well Profit, Inc. ("Oceanic") entered into a Share Exchange Agreement (the "Agreement") with Zhongshan City Weihe Appliances Co., Ltd. ("Weihe"), and Weihe’s shareholders (the "Shareholders"), pursuant to which the Company became obligated to acquire 100% of the ownership interests in Weihe from the Shareholders for approximately $45,000,000 (the "Purchase Price"), $27,000,000 of which is payable in cash within 24 months after the closing of the transactions contemplated by the Agreement, and $18,000,000 of which is payable in shares of the Company’s common stock (the "Shares"), valued at $4.00 per share.

On July 5, 2007, the Company, HHK, Oceanic, Weihe, and the Shareholders consummated the transactions contemplated by the Agreement (the "Closing"). The obligation to pay the cash portion of the Purchase Price is evidenced by non-interest-bearing, unsecured promissory notes (the "Notes") delivered by the Company to each of the Shareholders at the Closing. Pursuant to the Notes, 40% of the cash portion of the Purchase Price is due and payable on July 5, 2008, the first anniversary of the Closing, and the remaining 60% is due and payable on July 5, 2009, the second anniversary of the Closing, but all amounts due under the Notes will become immediately due and payable after an event of default. As a result of the transaction, Weihe has become Oceanic’s wholly-owned subsidiary and the Company’s indirectly-owned subsidiary.

The Company’s press release regarding the Closing is included as Exhibit 99 to this Current Report. For more details on the terms of the Agreement and the Notes see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 26, 2007 (File No. 000-49770) and Exhibit 10.1 thereto, which is incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 5, 2007, the Company and its subsidiaries completed the acquisition of 100% of the ownership interests in Zhongshan City Weihe Appliances Co., Ltd. As a result of the transaction, Weihe has become Oceanic’s wholly-owned subsidiary and the Company’s indirectly-owned subsidiary. Further information regarding the acquisition is provided above under Item 1.01 of this Current Report.

Item 2.03(a) Creation of a Direct Financial Obligation.

On July 5, 2007, the Company consummated a Share Exchange Agreement, pursuant to which the Company incurred a direct financial obligation of twenty-seven million dollars ($27,000,000) in the aggregate, through its execution and delivery of non-interest-bearing, unsecured promissory notes to each of the shareholders of Zhongshan City Weihe Appliances Co., Ltd. There are no ratios or tests that the Company is required to meet under the Notes. For details regarding terms of payment and material terms of this direct financial obligation, see Item 1.01 of this Current Report.

Item 3.02 Unregistered Sales of Equity Securities.

On July 5, 2007, the Company consummated a Share Exchange Agreement, pursuant to which the Company is obligated to issue 4,500,000 shares of the Company’s common stock, valued at $18,000,000 or $4.00 per share, to the shareholders of Zhongshan City Weihe Appliances Co., Ltd., as the stock portion of the Purchase Price for Weihe. For more details regarding the transaction, see Item 1.01 of this Current Report.

The foregoing securities were issued to the Shareholders in reliance upon exemptions from the registration requirements of the Securities Act of 1933 (the "Securities Act") pursuant to Regulation S thereunder. The Company's reliance upon Regulation S was based upon the following factors (a) Neither of the Shareholders is a U.S. person or is acquiring the Shares for the account or benefit of any U.S. person, (b) each of the Shareholders agreed not to offer or sell the Shares (including any pre-arrangement for a purchase by a U.S. person or other person in the United States) directly or indirectly, in the United States or to any natural person who is a resident of the United States or to any other U.S. person as defined in Regulation S unless registered under the Securities Act and all applicable state laws or an exemption from the registration requirements of the Securities Act and similar state laws is available, (c) each of the Shareholders made its subscription from its offices at an address outside of the United States and (d) each of the Shareholders or their advisors have such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of, and protecting its interests in connection with an investment in the Company.

Item 9.01 Financial Statement and Exhibits.

(a)     Financial Statements of Business Acquired.

The financial statements required by Item 9.01 of Form 8-K relating to the acquisition described in Item 2.01 above will be filed by amendment to this Form 8-K not later than 71 days after the date of this Current Report disclosing the acquisition.

(b)     Pro Forma Financial Information.

To the extent that pro forma financial information is required pursuant to Article 11 of Regulation S-X, it will be filed by amendment to this Form 8-K not later than 71 days after the date of this Current Report disclosing the acquisition.

(d)     Exhibits.

Number	Description

10.1*

Share Exchange Agreement dated as of June 26, 2007, is entered into by and among Home System Group, Holy (HK) Limited, Oceanic Well Profit Inc, Zhongshan City Weihe Appliances Co., Ltd., and the shareholders of Zhongshan City Weihe Appliances Co., Ltd. (Incorporated by reference to the Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission on June 26, 2007 (File No. 000-49770)).

99.1	Press Release of Home System Group, dated July 6, 2007.

* Incorporated by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2007	HOME SYSTEM GROUP

By: /s/ Weiqiu Li
Weiqiu Li
Chief Executive Officer

EXHIBIT INDEX

Number	Description

10.1*

Share Exchange Agreement dated as of June 26, 2007, is entered into by and among Home System Group, Holy (HK) Limited, Oceanic Well Profit Inc, Zhongshan City Weihe Appliances Co., Ltd., and the shareholders of Zhongshan City Weihe Appliances Co., Ltd. (Incorporated by reference to the Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission on June 26, 2007 (File No. 000-49770)).

99.1	Press Release of Home System Group, dated July 6, 2007.

* Incorporated by reference